UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

Veritec, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-15113	95-3954373
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Winnetka Avenue North, Golden Valley, MN	55427
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 253-2670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2008, the Board of Directors (the “Board”) of Veritec, Inc. (the “Company”) accepted the resignation of Van Thuy Tran as the Company’s Chief Executive Officer and Chief Financial Officer. The Board also elected Ms. Tran to serve as the Executive Chairman of the Board and as the Company’s Secretary and Treasurer. Although Ms. Tran will not receive any compensation for serving as the Company’s Secretary and Treasurer, the Board contemplates granting Ms. Tran an option to purchase a modest number of shares of the Company’s common stock in the near future.

On December 5, 2008, the Board appointed Jeffrey Hattara, age 52, to serve as the Company’s President and Chief Executive Officer. Prior to joining the Company, Mr. Hattara served as the President and CEO of Datacard Group, a company that provides secure ID and card personalization solutions, from May 2004 June 2008. Prior to that, from May 2000 to June 2004, Mr. Hattara served as a Senior Vice President and Chief Financial Officer of Datacard Group.

Mr. Hattara has no family relationship to any other officer or director of the Company.

Mr. Hattara’s compensation arrangement does not provide for an annual salary. On December 5, 2008, Mr. Hattara was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $.30 per share, which was equal to the price of the Company’s common stock on the date of grant (the “Option”). The Option will vest in its entirety on the one-year anniversary of the date of grant. Furthermore, Mr. Hattara was issued 1,000,000 shares of the Company’s common stock, valued at a price of $.30 per share, which was equal to the price of the Company’s common stock on the date of grant (the “Restricted Stock”). The Restricted Stock cannot be sold, transferred, pledged or otherwise encumbered until the shares vest. The Restricted Stock vests in two installments, with the first installment of 500,000 shares vesting on May 5, 2009, and the second installment of 500,000 shares vesting on December 5, 2009. Finally, Mr. Hattara will be eligible to participate in a bonus plan for key employees of the Company (the “Bonus Plan”). The Bonus Plan provides for discretionary cash bonus payments following each fiscal year end of the Company to the extent the Company has earned earnings before taxes in excess of $3,000,000 (the “EBT”). To the extent the EBT exceeds the $3 million threshold, 10% of the amount of such excess will be eligible for allocation under the Bonus Plan. The Bonus Plan will be administrated by the Company’s President, who will determine which employees will receive any bonus from the Bonus Plan, and the amount thereof.

On December 5, 2008, the Board appointed Gerald Fors, age 57, to serve as the Company’s Chief Financial Officer. Mr. Fors will provide his services on a part-time basis as an independent consultant to the Company. From May 2006 until July 2008, he served as the Company’s Chief Financial Officer.

Mr. Fors has no family relationship to any other officer or director of the Company.

Mr. Fors’ compensation arrangement provides for hourly compensation of $50.00 an hour for hours worked.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2008	By:	/s/ Van Thuy Tran

Its Chief Executive Officer